Exhibit 99.35

MBNA MASTER CREDIT CARD TRUST II

SERIES 1998-E

KEY PERFORMANCE FACTORS
September 30, 1998



Expected B Maturity 4/15/2008


Blended Coupon 5.9040%


Excess Protection Level
3 Month Average   3.71%
September, 1998   3.71%
August, 1998  N/A
July, 1998  N/A


Cash Yield17.87%


Investor Charge Offs 4.49%


Base Rate 9.67%


Over 35 Day Delinquency 5.04%


Seller's Interest13.10%


Total Payment Rate13.10%


Total Principal Balance$39,849,511,082.92


 Investor Participation Amount$882,400,000.00


Seller Participation Amount$5,219,716,564.43

For purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 7.67% (50/360) was used. The Base Rate was calculated using a 50 day monthly period, 8/11/98-9/30/98.